EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our reports dated November 14, 2016, with respect to the consolidated financial statements of Simulations Plus, Inc. and Subsidiary and the effectiveness of internal control over financial reporting of Simulations Plus, Inc. and Subsidiary which appear in the Company’s Annual Report on Form 10-K for the year ended August 31, 2016.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs LLP

Encino, California

July 25, 2017